Exhibit 99.3

Letter Agreement Amendment, dated August 9, 2004

LETTER AGREEMENT AMENDMENT

This LETTER AGREEMENT AMENDMENT (this “Amendment”) is entered into as of August 9, 2004, between Trump Hotels & Casino Resorts, Inc., a Delaware corporation (the “Company”), Trump Hotels & Casino Resorts Holdings, L.P., a Delaware limited partnership (“Trump Holdings”), Trump Atlantic City Associates, a New Jersey general partnership (“TAC”), Trump Plaza Associates, a New Jersey general partnership (“Trump Plaza”), Trump Taj Mahal Associates, a New Jersey general partnership (“Trump Taj Mahal”), Trump Casino Holdings, LLC, a Delaware limited liability company (“TCH”) and DLJ Merchant Banking Partners III, L.P., a Delaware limited partnership (“DLJMB”).

WHEREAS, on February 12, 2004, DLJMB entered into letter agreements with each of (i) the Company and Trump Holdings (the “THCR Letter Agreement”), (ii) TAC (the “TAC Letter Agreement”), (iii) Trump Plaza (the “Trump Plaza Letter Agreement”), (iv) Trump Taj Mahal (the “Trump Taj Mahal Letter Agreement”), and (v) TCH (the “TCH Letter Agreement” and, together with the THCR Letter Agreement, the TAC Letter Agreement, the Trump Plaza Letter Agreement and the Trump Taj Mahal Letter Agreement, the “Letter Agreements,” and each a “Letter Agreement”);

WHEREAS, each Letter Agreement sets forth certain matters related to a possible transaction pursuant to which DLJMB would make a substantial equity investment in the Company in connection with a restructuring of the debt securities of the Company’s subsidiaries and its controlled affiliates;

WHEREAS, each Letter Agreement, as amended by this Amendment, remains in full force and effect; and

WHEREAS, the parties hereto desire to enter into this Amendment in order to amend certain provisions of the applicable Letter Agreement to which such party is a party.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, and intending to be legally bound, the parties hereto agree to amend the Letter Agreement as follows:

1.                                       Paragraph 2 of the THCR Letter Agreement, and Paragraph 1 of each of the other Letter Agreements shall be deleted in its entirety and replaced with the following:

“Expenses.  The Company shall reimburse DLJMB for all  reasonable and accountable out-of-pocket expenses (including without limitation the fees, charges, disbursements and expenses of financial advisors, accountants, consultants, attorneys and other advisors) incurred by DLJMB and paid to third parties (which shall include CSFB and its affiliates other than DLJMB) by DLJMB in connection with the Transaction (the “Transaction Expenses”) incurred by DLJMB beginning after the date of this Agreement and accruing until, and shall be payable upon, the earlier to occur of (i) the consummation of an Alternative Transaction (as defined below) and (ii) January 31, 2006; provided, however, Transaction Expenses through such date shall be payable immediately upon the sale (whether through a stock sale or sale of assets) of either the Trump Marina Hotel Casino or the Trump Indiana Casino Hotel; provided, further, that (a) such reimbursement obligation shall not duplicate any amounts reimbursed under the Exclusivity Agreement and (b) the aggregate amount of Transaction Expenses reimbursed to DLJMB pursuant to this Agreement and certain other letter agreements entered into between DLJMB and certain of the Company’s subsidiaries, dated as of the date hereof, in each case as amended, shall not exceed $5 million. At such time as the Company is required to reimburse DLJMB for the Transaction Expenses pursuant to the preceding sentence, such reimbursement shall be made promptly based upon the submission by DLJMB to the Company of an invoice for such Transaction Expenses, which invoice shall contain a reasonably detailed breakdown and supporting documentation reflecting any amounts due under such invoice.”

2.                                       The first sentence of Paragraph 3 of the THCR Letter Agreement, and the first sentence of Paragraph 2 of each of the other Letter Agreements shall be deleted in its entirety and replaced with the following:

“Transaction Fee.  The Company will become obligated to pay $25 million (the “Transaction Fee”) to DLJMB if, on or prior to June 30, 2005, an Alternative Transaction occurs.”

3.                                       Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of Delaware without regard to its principles of conflicts of law.

4.                                       Entire Agreement.  This Amendment and the Letter Agreements together constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede and prior oral or written agreements related thereto.

5.                                       Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf by its officer thereunto duly authorized, all as of the day and year first above written.

TRUMP HOTELS & CASINO RESORTS, INC.

By:
Name:
Its:

TRUMP HOTELS & CASINO RESORTS HOLDINGS, L.P.

By: Trump Hotels & Casino Resorts, Inc., its general partner

By:
Name:
Its:

TRUMP ATLANTIC CITY ASSOCIATES

By: TRUMP ATLANTIC CITY HOLDING, INC.,
its Managing General Partner

By:
Name:
Its:

TRUMP PLAZA ASSOCIATES

By: TRUMP ATLANTIC CITY CORPORATION,
its General Partner

By:
Name:
Its:

TRUMP TAJ MAHAL ASSOCIATES

By: TRUMP ATLANTIC CITY CORPORATION,
its General Partner

By:
Name:
Its:

TRUMP CASINO HOLDINGS, LLC

By:
Name:
Its:

DLJ MERCHANT BANKING PARTNERS III, L.P.

By:DLJ Merchant Banking III, Inc., its Managing General Partner

By:
Name:
Its: